Exhibit 99.1
FOR IMMEDIATE RELEASE
SurModics Reports First Quarter 2009 Results
Excellent Operating Cash Flow and Strong Balance Sheet
EDEN PRAIRIE, Minnesota — January 28, 2009 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today reported financial results for the first quarter ended December 31, 2008.
First Quarter Summary:
•	GAAP results:
o	Revenue of $63.2 million

o	Operating income of $42.7 million

o	Net income of $27.1 million

o	Diluted EPS of $1.53
•	Operating cash flow of $17.4 million

•	Cash and investments of $69.9 million; no debt

•	Non-GAAP results (adjusting for accounting treatment of Merck agreement and excluding restructuring charges and IPR&D charge related to PR Pharmaceuticals acquisition):
o	Adjusted total revenue of $28.4 million

o	Adjusted operating income of $12.9 million

o	Adjusted net income of $8.4 million

o	Adjusted diluted EPS of $0.48
•	Revenue by market:
o	Therapeutic:
▪	Cardiovascular — $10.4 million

▪	Ophthalmology — $44.8 million

▪	Other Markets — $3.7 million
o	Diagnostic — $4.3 million
•	Acquisition of drug delivery technologies and collaborative programs from PR Pharmaceuticals

•	Repurchased $12.8 million of SurModics stock; cumulative $25.5 million purchased in $35 million program authorized in November 2007

•	Eight new licenses with SurModics customers

•	Two new customer product classes introduced
“SurModics achieved record revenue and earnings for the first quarter of fiscal 2009, driven primarily by the recognition of previously deferred revenue, which was triggered by Merck’s termination of the collaborative research agreement,” said Bruce Barclay, president and CEO. “ Merck’s decision to terminate the agreement was

SurModics First Quarter 2009 Results

based on its company-wide restructuring initiative aimed at reducing costs, not because of any concerns about the safety or efficacy of the product and technology licensed from SurModics. Merck’s termination resulted in the recognition of $34.8 million of revenue, which was previously being deferred. In addition, as previously disclosed, Merck’s decision triggered an additional $9 million payment to SurModics, which was received and recognized in the quarter. Looking at non-GAAP results, which we have often said provide a better indicator of our results, we delivered a solid quarter with excellent cash flow. While SurModics was adversely impacted by the difficult economic environment, we believe we are better positioned than most companies to withstand these forces and to ultimately thrive in the long-term.”
“In addition, we met one of our corporate goals during the quarter by signing a license agreement with a new customer using our drug delivery technology outside of the ophthalmology space. We believe we are on track to achieve our remaining fiscal 2009 company goals,” continued Barclay. “In particular, we are making excellent progress in our partner-supported product development programs. In ophthalmology, SurModics’ scientists continue to work on development projects with numerous customers for back-of-the-eye and front-of-the-eye diseases. These projects leverage our multiple drug delivery platforms and polymer matrix technologies for sustained delivery of customers’ proprietary drugs to the eye, including both large and small molecule compounds. Encouragingly, we continue to help our customers advance toward the next stages of their respective programs.”
Furthermore, we are making excellent progress integrating the proprietary drug delivery technologies and collaborative programs we acquired from PR Pharmaceuticals,” added Barclay. “While there was little top-line impact in the first quarter from these new collaborative programs, we believe the PR Pharma acquisition will benefit our business both in the current year and beyond as customer projects utilize these innovative technologies.”
On a GAAP basis, revenue for the first quarter of fiscal 2009 was $63.2 million, compared with $23.8 million in the year earlier period. Operating income was $42.7 million, compared with $7.6 million in the prior-year period. Net income was $27.1 million, compared with $5.6

SurModics First Quarter 2009 Results

million in the same period last year. Diluted earnings per share was $1.53, compared with $0.31 in the first quarter of fiscal 2008.
Included in the results for the first quarter of fiscal 2009 were three event-specific items. First, in connection with Merck’s termination of its agreement with SurModics, the Company recognized $34.8 million of previously deferred revenue in the quarter. Second, our operating expenses included restructuring charges of $1.8 million in connection with the organizational changes we announced in November 2008. And third, SurModics recorded a $3.2 million charge for purchased in-process research and development related to the acquisition of drug delivery technology and collaborative programs from PR Pharmaceuticals. Excluding these event-specific charges and adjusting revenue for the accounting treatment of the Merck agreement, non-GAAP results were as follows. Total revenue was $28.4 million, compared with $25.3 million in the first quarter of fiscal 2008; operating income was $12.9 million, compared with $9.1 million in the prior year period; net income was $8.4 million, compared with $6.6 million a year ago; and diluted earnings per share was $0.48, compared with $0.36 in the first quarter of fiscal 2008.
SurModics’ pipeline continues to represent significant potential. The Company added eight new licenses in the first quarter, against its goal of signing 18 new licenses in fiscal 2009. SurModics’ customers launched 2 new product classes in the marketplace during the quarter, as the Company works toward its goal of 10 launches in fiscal 2009. As of December 31, 2008, SurModics’ customers had 99 licensed product classes generating royalty revenue, compared with 100 in the prior-year period; the total number of licensed product classes not yet launched was 107, up from 105 in the prior-year period; and major non-licensed opportunities totaled 87, compared with 93 a year ago. In total, SurModics now has a portfolio of 194 potential commercial products in development diversified across multiple clinical indications and technology platforms.
SurModics’ cash and investment balance totaled $69.9 million as of December 31, 2008, with no debt. Operating cash flow for the quarter was $17.4 million, compared with $4.4 million in the first quarter of fiscal 2008. The increase in operating cash flow principally reflects the $9 million milestone payment from Merck and timing of tax payments in the first quarter of fiscal 2009 compared with the first quarter of fiscal 2008.

SurModics First Quarter 2009 Results

“SurModics continues to be in excellent financial health,” said Phil Ankeny, senior vice president and chief financial officer. “With strong operating cash flow, a healthy balance sheet and no debt, we continue to demonstrate disciplined deployment of capital with a goal of enhancing shareholder value, principally in the areas of share repurchase, business development and facilities-related investments. Following on the heels of our $35 million share repurchase completed in fiscal 2007, we repurchased approximately $25.5 million of our stock in fiscal 2008 and in the first quarter of fiscal 2009 under our subsequent Board authorization. As of December 31, 2008, we had a remaining authorization of $9.5 million. Additionally, we are making excellent progress on our new development and cGMP manufacturing facility in Alabama, which is vital to support our continued growth. Finally, SurModics will continue to review business development opportunities that can support our growth strategy, and add shareholder value, as demonstrated in the quarter by the PR Pharmaceuticals acquisition, which added an important new dimension to our drug delivery capabilities.”
Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com, and click on the first quarter webcast icon. If you do not have access to the Internet and want to listen to the audio by phone, dial 800-240-6709. A replay of the first quarter conference call will be available by dialing 800-405-2236 and entering conference call ID 11124580. The audio replay will be available beginning at 7:00 p.m. CT on Wednesday, January 28, until 7:00 p.m. CT on Wednesday, February 4.
About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its Brookwood Pharmaceuticals subsidiary is located in

SurModics First Quarter 2009 Results

Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as our expectations about our pipeline, our ability to achieve our fiscal 2009 company goals, the benefit of the PR Pharmaceuticals acquisition to our business, our continued growth, and our performance in the near- and long-term, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our fiscal 2009 corporate goals; (2) costs or difficulties relating to the integration of the businesses of Brookwood Pharmaceuticals and BioFX Laboratories, and the drug delivery assets and collaborative programs acquired from PR Pharmaceuticals, Inc., with SurModics’ business may be greater than expected and may adversely affect the Company’s results of operations and financial condition; (3) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; and (4) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into

SurModics First Quarter 2009 Results

our operating performance excluding certain one-time charges and as it relates to our Merck agreement accounting treatment and provide an alternative perspective of our results of operations. We use these non-GAAP measures to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors. We believe these non-GAAP measures facilitate investors’ analysis and comparisons of our current results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.
Contact
Phil Ankeny, Senior Vice President and Chief Financial Officer
(952) 829-2700

SurModics First Quarter 2009 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2008	2007
	(Unaudited)
Revenue
Royalties and license fees	$47,747	$13,178
Product sales	3,856	5,207
Research and development	11,613	5,444

Total revenue	63,216	23,829

Operating expenses
Product	1,515	2,782
Research and development	9,353	8,727
Selling, general and administrative	4,683	4,749
Restructuring charges	1,798	—
In-process research and development	3,200	—

Total operating expenses	20,549	16,258

Income from operations	42,667	7,571

Investment income	585	1,720

Income before income taxes	43,252	9,291

Income tax provision	(16,167)	(3,645)

Net income	$27,085	$5,646

Basic net income per share	$1.53	$0.31

Diluted net income per share	$1.53	$0.31

Weighted average shares outstanding
Basic	17,683	18,015
Diluted	17,747	18,428

SurModics First Quarter 2009 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	September 30,
	2008	2008
	(Unaudited)
Assets

Current assets:
Cash and short-term investments	$22,279	$24,627
Accounts receivable	11,752	14,589
Inventories	2,693	2,651
Other current assets	2,177	4,642

Total current assets	38,901	46,509

Property and equipment, net	45,938	41,897
Long-term investments	47,596	47,351
Other assets	47,966	55,271

Total assets	$180,401	$191,028

Liabilities and Stockholders’ Equity

Current liabilities*	$16,536	$8,191

Deferred revenue (current and long-term)	1,819	37,578

Other liabilities	4,379	3,453

Total stockholders’ equity	157,667	141,806

Total liabilities and stockholders’ equity	$180,401	$191,028

*	Current liabilities exclude current portion of deferred revenue.
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SurModics First Quarter 2009 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	December 31,
	2008	2007
	(Unaudited)
Operating Activities
Net income	$27,085	$5,646
Depreciation and amortization	1,674	1,488
Stock-based compensation	1,911	1,953
Purchased in-process research and development	3,200	—
Restructuring charges	1,798	—
Deferred taxes	9,597	607
Net other operating activities	494	(1,269)
Change in operating assets and liabilities:
Accounts receivable	2,837	89
Accounts payable and accrued liabilities	(1,607)	(1,731)
Income taxes	6,438	(3,275)
Deferred revenue	(35,759)	824
Net change in other operating assets and liabilities	(255)	83

Net cash provided by operating activities	17,413	4,415

Investing Activities
Net purchases of property and equipment	(4,284)	(1,190)
Business acquisition	(3,352)	—
Net other investing activities	(566)	(1,446)

Net cash used in investing activities	(8,202)	(2,636)

Financing Activities
Issuance of common stock	2	335
Purchase of common stock to fund employee taxes	(375)	(1,207)
Repurchase of common stock	(11,751)	—
Net other financing activities	(494)	279

Net cash used in financing activities	(12,618)	(593)

Net change in cash and cash equivalents	(3,407)	1,186

Cash and Cash Equivalents
Beginning of period	15,376	13,812

End of period	$11,969	$14,998

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SurModics First Quarter 2009 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended December 31, 2008
(in thousands, except per share data)
(Unaudited)

		Merck Agreement
		Adjustments
	As	Deferred						Adjusted
	Reported	Revenue		Billed		Other		Non-GAAP
	GAAP (1)	Recognized		Activity		Adjustments		(2)
Revenue:
Royalties and license fees	$47,747	$(28,578	) (3)	$—	(4)			$19,169
Product sales	3,856							3,856
Research and development	11,613	(6,200	) (3)	—	(4)			5,413

Total revenue	$63,216	$(34,778)		$—				$28,438

Income from operations	$42,667	$(34,778)		$—		$4,998		$12,887

Net income	$27,085	$(21,778	) (5)	$—	(5)	$3,130	(5)	$8,437

Diluted net income per share (6)	$1.53							$0.48

	Balance at	Deferred						Balance at
	September	Revenue		Billed				December
	30, 2008	Recognized		Activity				31, 2008

Merck deferred revenue (7)	$34,778	$(34,778)		$—				$—

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP). GAAP revenue includes a $9 million milestone payment from Merck, which was billed and recognized in the period.

(2)	Adjusted Non-GAAP amounts exclude the $34,778 of previously deferred revenue recognized in the period associated with the termination of the Merck agreement under GAAP and include amounts billed in the period associated with the Merck agreement; and exclude the restructuring charges of $1,798 and in-process research and development charge of $3,200 associated with the acquisition of PR Pharmaceuticals, Inc. assets.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented that previously had been deferred.

(4)	Reflects amounts billed and deferred under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(7)	Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Merck agreement. This agreement terminated in December 2008.
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SurModics First Quarter 2009 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended December 31, 2007
(in thousands, except per share data)
(Unaudited)

		Merck Agreement
		Adjustments
	As					Adjusted
	Reported	Revenue		Billed		Non-
	GAAP (1)	Recognized		Activity		GAAP (2)
Revenue:
Royalties and license fees	$13,178	$(312	) (3)	$—	(4)	$12,866
Product sales	5,207					5,207
Research and development	5,444	(56	) (3)	1,857	(4)	7,245

Total revenue	$23,829	$(368)		$1,857		$25,318

Income from operations	$7,571	$(368)		$1,857		$9,060

Net income	$5,646	$(224	) (5)	$1,129	(5)	$6,551

Diluted net income per share (6)	$0.31					$0.36

	Balance at					Balance at
	September	Revenue		Billed		December
	30, 2007	Recognized		Activity		31, 2007
Merck deferred revenue (7)	$20,624	$(368)		$1,857		$22,113

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement.

(3)	Reflects recognition of revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed and deferred under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(7)	Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Merck agreement.
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